Exhibit 10.31

BUSINESS LOAN AND SECURITY AGREEMENT

BY AND BETWEEN

COMDIAL CORPORATION

AND

[REDACTED] CORPORATION

DATED: October 1, 2004

BUSINESS LOAN AND SECURITY AGREEMENT BETWEEN

COMDIAL CORPORATION (“Lender”) and

[REDACTED] (“Borrower”)

THIS BUSINESS LOAN AND SECURITY AGREEMENT (“Agreement”) is made this 1st day of October, 2004 between COMDIAL CORPORATION, a Delaware corporation, maintaining an office at 106 Cattlemen Road, Sarasota, Florida 34232 (“Lender”) and [REDACTED], a [REDACTED] corporation, maintaining an office at [REDACTED] (“Borrower”), [REDACTED] and [REDACTED] (“[REDACTED]”), and [REDACTED] and [REDACTED] (“[REDACTED]”) (individually, and jointly, the “Sureties”).

Background

A. Borrower desires to obtain certain secured credit facilities from Lender pursuant to the terms and provisions of this Agreement for the purposes described in this Agreement.

B. Lender will extend such secured credit facilities to Borrower on the terms and provisions set forth in this Agreement.

C. Lender shall extend to Borrower a term loan in the original principal amount of Eight Hundred Thousand Dollars ($800,000.00) (the “Loan”).

D. Lender and Borrower desire to set forth in writing their present understandings and agreements pertaining to the Loan.

NOW THEREFORE, in consideration of the premises and the covenants contained in this Agreement and intending to be legally bound hereby, Lender and Borrower agree as follows:

ARTICLE I. TERM LOAN

1.1 Term Loan. Lender shall loan to Borrower the Loan in the original principal amount of Eight Hundred Thousand Dollars ($800,000.00).

1.2 Purpose of the Loan. Borrower shall use the proceeds of the Loan solely to assist in refinancing existing debt to Sovereign Lender.

1.3 Interest Rate on the Loan. Lender shall charge Borrower interest on the outstanding and unpaid principal balance of the Loan at a fixed interest rate equivalent to eight percent (8%) per annum.

1.4 Maturity Date of the Loan. The Loan shall mature September 30, 2005 at which time the entire outstanding and unpaid principal balance of the Loan plus all unpaid and accrued interest thereon and all other sums due thereunder shall be paid by Borrower to Lender.

1.5 Repayment of Principal and Payment of Interest on the Term Loan. Borrower shall repay principal and pay interest on the Loan as follows:

(a) Commencing on November 1, 2004 and on the first day of each consecutive month thereafter, eleven (11) consecutive monthly interest only payments, each in the amount of Eight Thousand Dollars ($5,333.33).

(b) The entire outstanding and unpaid principal balance of the Term Loan together with all unpaid and accrued interest thereon and all other sums due thereunder shall be paid on or before September 30, 2005.

ARTICLE II. SECURITY FOR THE LOANS

2.1 Security for the Loan. As security for the Loan, the repayment of principal, all interest due thereon and to become due thereon and for any other past, present or future indebtedness due Lender by Borrower and/or Sureties plus interest due or to become due thereon, and for the reimbursement of all expenses incurred by Lender in the enforcement of its rights under this Agreement or under any documentation given at any time by Borrower and/or Sureties to Lender for other obligations due Lender by Borrower and/or Sureties:

(a) Borrower grants and conveys to Lender a continuing lien security interest, subordinated to the liens of Affinity Bank of [REDACTED], in all accounts, accounts receivable, chattel paper, instruments, documents and general intangibles now owned or hereafter acquired by Borrower or in which Borrower now has or may hereafter acquire an interest of any kind; all now owned or hereafter acquired inventory and goods held by Borrower for sale or lease or furnished, or to be furnished, to or for the account of Borrower’s customers as part of services performed or consumed in Borrower’s business, including, but not limited to, all presently owned or hereafter acquired raw materials, component parts, work in process, finished goods, wrapping, packing, containing and shipping materials, all additions and accessions and the resulting product of the foregoing and any documents or instruments related to or representing all or any part of such inventory or goods; all machinery, equipment, furnishings, furniture, fixtures, new or used motorized or non-motorized vehicles which are titled and untitled, and all other tangible personal property, all of which are now owned or hereafter acquired or in which Borrower now has or hereafter may acquire an interest, wherever located, all subordinations, intellectual property, including but not limited to, trademarks, patents, copyrights, trade names, trade secrets, licenses, franchises, tax refunds, and all deposit accounts and other funds and property of Borrower now or at any time hereafter on deposit with or in possession of Lender or its agent or now or hereafter owing by Lender to Borrower now or hereafter mortgaged, liened, pledged, or secured in favor of Lender for any reason, together with all cash and non-cash proceeds of the foregoing property, including the proceeds of any insurance policies, (excluding life insurance proceeds), all products thereof, all goods or documents evidenced by any replacements and increases thereof, all parts, fittings, accessories, special tools, dies and supplies held in connection therewith, all books and records, including computer records of any nature whatsoever relating to such property, and all rights to payment and other rights accruing to Borrower by reason of its interest in the foregoing property (collectively the “Collateral”).

(b) Financing statements covering the Collateral shall be filed of record for the benefit of Lender (the “Financing Statements”).

(c) Borrower shall execute and deliver to Lender a promissory note for the original principal amount of Eight Hundred Thousand Dollars ($800,000.00) (the “Note”).

The suretyships referred to in Section 2.1 of the Agreement are collectively called the “Suretyships.” Each of the Note and Suretyships contains a provision for the confession of judgment against Borrower and/or the Sureties upon the occurrence of an Uncured Event of Default as defined in this Agreement.

(d) The Sureties shall execute and deliver unlimited Suretyship Agreements and disclosures for confession of judgment.

(e) The [REDACTED] shall execute and deliver to Lender a fourth lien mortgage on their real property, with improvements, located at [REDACTED].

(f) The [REDACTED] shall execute and deliver to Lender a fourth lien mortgage on their real property, with improvements, located at [REDACTED].

2.2 Additional Loan Documentation. Lender may require additional loan documentation, in its reasonable discretion, in order to obtain and perfect the liens and security interests in favor of the Lender provided for in this Agreement. All loan documentation referred to in this Article 2 of the Agreement shall be in a form satisfactory to Lender in its sole discretion.

ARTICLE III. SALE OF ASSETS TO [REDACTED]

3.1 [REDACTED] Sale. Borrower shall, within five (5) business days after the date of this Agreement, enter into and consummate a transaction with [REDACTED] (“[REDACTED]”), pursuant to which (i) Borrower shall sell the [REDACTED] operations of the Borrower’s business (the “[REDACTED]”) to [REDACTED] in exchange for the redemption of [REDACTED] equity ownership interest in the Borrower and the cancellation of certain debt pursuant to the terms of an Asset Purchase Agreement between the parties, or (ii) [REDACTED] redeems its equity ownership interest in the Borrower and cancels its debt pursuant to the terms of a separate Agreement signed on October 1, 2004 between the Borrower and [REDACTED].

3.2 Default of Interest Rate. If the Borrower fails to comply with Section 3.1, Lender shall increase the interest rate charged on the Loan to 24% (the “Default Interest Rate”), for the remaining term of the Loan.

ARTICLE IV. EQUITY INTEREST

4.1 Lender’s Equity Interest in Borrower. Borrower shall issue to Lender at the closing of the Loan, an equity interest in the Borrower equal to 3% of the ownership of Borrower of a fully diluted basis, in the form of Common Stock of the Borrower or warrants to purchase Common Stock of the Borrower.

4.2 Adjustment And Antidilution Provisions. In case the Borrower shall hereafter (i) declare a dividend or make a distribution on its outstanding Common Stock or on its Series B Preferred Stock, either in shares of Common Stock or in shares of Series B Preferred Stock, (ii) subdivide or reclassify its outstanding Common Stock or its Series B Preferred Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock or Series

B Preferred Stock into a smaller number of shares, (iv) make any other issuance of shares of Common Stock of Series B Preferred Stock, the Borrower shall issue additional shares of Common Stock so that the number of shares held by Lender shall remain equal to 3% on a fully diluted basis. Such adjustment shall be made successively whenever any event listed above shall occur.

4.3 Right of First Refusal. In the event that Lender shall receive in writing a bona fide offer from an unaffiliated third party (a “Bona Fide Purchaser”) that it desires to accept for the purchase of Lender’s Common Stock (or a portion thereof) (the “Offered Shares”) Lender shall give written notice (the “Offer Notice”) thereof to Borrower setting forth, with specificity, the terms and conditions of the proposed transaction, and the identity, background, address, telephone number and principal business affiliation of the Bona Fide Purchaser(s) and attaching a copy of the Bona Fide Purchaser’s written third party offer. Borrower shall have the exclusive option, for a period of 10 business days after receipt of the Offer Notice, to deliver to Lender written notice (the “Election Notice”) electing to purchase such Offered Shares (or portion thereof) at the same price and other terms as set forth in the Offer Notice. In event that Borrower shall fail collectively to elect to purchase the entire Offered Interest, then the Lender shall be under no obligation to sell any portion of the Offered Interest to the Borrower and the Lender shall have the right to consummate the proposed sale on the same terms and conditions, and to the same Bona Fide Purchaser(s), as set forth in the Offer Notice hereunder.

ARTICLE V. FINANCIAL COVENANTS AND FINANCIAL STATEMENTS OF BORROWER

5.1 Financial Covenants of Borrower. Borrower covenants with Lender, which covenants shall survive the execution and delivery of this Agreement, that:

(a) Intentionally Omitted.

(b) Borrower will maintain a minimum cash flow (defined as “EBITDA” less distributions) to debt service ratio of 1.25 to 1.0 for the term of the Loan. This financial covenant shall be measured annually as of December 31 of each year.

(c) Borrower will maintain a capital base requirement of not less than $800,000.00. This financial covenant shall be measured quarterly, beginning December 31, 2004.

(d) Borrower may expend capital expenditures of no more than $200,000.00 annually. This financial covenant shall be measured annually, beginning December 31, 2004, in accordance with generally accepted accounting principles consistently applied.

5.2 Financial Statements of Borrower. Borrower shall deliver to Lender the following financial statements, in form and substance satisfactory to the Lender, during the term of the Loan:

(a) Within one hundred twenty (120) days after the end of its fiscal year, its annual financial statements audited by a certified public accountant satisfactory to Lender, in a form satisfactory to Lender, for its preceding fiscal year.

(b) Within thirty (30) days after the end of each calendar quarter, internally prepared interim financial statements of Borrower for the preceding calendar quarter, certified by its chief financial officer.

All financial statements of Borrower to be delivered to Lender shall be prepared in accordance with generally accepted accounting principles consistently applied.

ARTICLE VI. INSURANCE

6.1 Insurance Coverage. Borrower, at its expense, shall maintain the following insurance coverages:

(a) Physical damage insurance, fire and extended coverage, vandalism and theft insurance in an amount satisfactory to Lender covering the property being the Collateral for the security interest granted to Lender in this Agreement.

(b) Public liability insurance coverage in an amount satisfactory to Lender pertaining to any premises leased by Borrower at which Borrower operates its business and Borrower’s vehicles.

(c) Business interruption insurance for Borrower’s places of business and operations in such amounts satisfactory to Lender.

(d) Extended coverage insurance on all real estate and improvements on which the Lender has or will have a mortgage lien under the terms of this Agreement, naming the Lender as Loss Payee and Fourth Mortgagee.

The insurance coverages and policies referred to in this paragraph are collectively referred to as the “Insurance Coverage”.

6.2 Additional Insurance Provisions. Any policy of insurance referred to in Section 5.1 shall be with a company satisfactory to Lender. Lender shall be named as a loss payee under the policy referred to in subparagraph (a) of the preceding paragraph. Copies of the policies of insurance coverage referred to in the preceding paragraph shall be delivered to Lender. Any insurance policy to be delivered to Lender shall provide that the insurer shall not amend or cancel such policy prior to it giving Lender thirty (30) days written notice of such cancellation.

ARTICLE VII. REPRESENTATIONS, COVENANTS AND NEGATIVE COVENANTS OF BORROWER

7.1 Representations of Borrower. Borrower represents to Lender, which representations shall survive the execution and delivery of this Agreement, that:

(a) Borrower is a duly incorporated corporation in good standing under the laws of the Commonwealth of [REDACTED].

(b) Borrower has all requisite power to own its property and to carry out its business as now conducted.

(c) Borrower has the power to execute, deliver and perform this Agreement and all loan documentation referred to in this Agreement to which it is a party.

(d) Borrower has the power to borrow under this Agreement and all loan documentation referred to in this Agreement.

(e) Borrower has the full power and authority to perform and observe the terms and provisions of this Agreement and all loan documentation referred to in this Agreement.

(f) All action on Borrower’s part and on the part of its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the loan documentation referred to herein has been taken.

(g) No consent, permission, authorization, order or license of any governmental authority is necessary in connection with the execution, delivery and/or performance of this Agreement and the loan documentation referred to herein or any transaction contemplated in this Agreement.

(h) All financial statements and other statements previously or hereafter given by or on behalf of Borrower to Lender are or will be (when furnished) true, correct and substantially complete as of the date of their preparation and do or will (when furnished) present fairly, accurately and completely the financial position of Borrower and the results of their operations as of the dates and for the periods for which the same are furnished. All potential or contingent losses are accrued, reflected or reserved against or otherwise disclosed in such financial statements and/or footnotes thereto.

(i) There are no suits, investigations, tax claims or other legal proceedings now pending or threatened, and there are no unasserted claims that are known to Borrower which would materially and adversely affect the financial condition of the Borrower.

(j) All statements as to ownership and other statements given to Lender by or on behalf of Borrower are true and correct and substantially complete, and Borrower has good and marketable title, in fee simple, to the Collateral.

(k) As of the date of this Agreement, Borrower has filed all federal and state tax returns which it is required to file, and has paid or made adequate provision for the payment of all taxes which have been or may become due pursuant to said returns, or pursuant to any assessment received by Borrower in relation thereto.

(l) There is no charter, bylaw or capital stock provision of Borrower and no provision of any indenture or agreement to which Borrower is a party or under which the Borrower and/or any of its property are bound, nor is there any statute, rule or regulation or any judgment, decree of any court or agency binding upon Borrower and/or any of Borrower’s property which would be contravened by the execution and/or delivery of this Agreement, any loan documentation referred to in this Agreement or by the performance of any provision, condition, covenant or other term of this Agreement.

(m) Upon the execution and delivery to Lender of this Agreement and the loan documentation referred to herein and the subsequent filing and recording of security documents, Lender shall have, in regard to the Collateral, the liens, security interests and lien priorities described herein.

(n) No representation or warranty made by Borrower under this Agreement and no statement made by it in any financial statement, certificate, report or document furnished by it to Lender pursuant to this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading).

(o) Borrower has disclosed to Lender in writing, every fact which materially and adversely affects or which so far as it can now foresee, might in the future materially and adversely affect Borrower’s business operations or Borrower’s ability to perform its obligations under this Agreement and the loan documentation referred to herein.

7.2 Covenants of Borrower. Borrower covenants to Lender, which covenants shall survive the execution and delivery of this Agreement, that:

(a) Borrower will remain a corporation in good standing under the laws of the Commonwealth of [REDACTED].

(b) Borrower will adhere to all laws, ordinances, regulations and rules governing the operation of its business and the ownership and usage of the Collateral.

(c) Borrower will make full and timely performance of all its duties and obligations including, but not limited to, the prompt payment when due of any amounts for the Loan arising under any other agreements, contracts, documents, instruments and/or loans between Lender and Borrower, whether executed prior to or concurrent with or subsequent to the execution of this Agreement.

(d) Borrower will duly pay and discharge all taxes, assessments and governmental charges upon it or against any property owned by it, whether real or personal, tangible or intangible, prior to the date upon which penalties are imposed thereon, and unless to the extent only that such taxes shall be contested in good faith and by the appropriate legal proceedings, and it shall maintain a reserve account therefor in accordance with generally accepted accounting principles consistently applied.

(e) Borrower will promptly deliver written notice to Lender of the occurrence of (i) any Event of Default as defined in this Agreement; (ii) the initiation of any litigation, administrative proceeding and/or substantial dispute materially affecting it or its assets and/or its financial condition except worker’s compensation claims for which there is adequate worker’s compensation insurance coverage; and/or (iii) any other event or matter which has resulted or may result in a material adverse change in its financial condition and/or its assets.

(f) Borrower will maintain the Collateral in good repair.

7.3 Negative Covenants of Borrower. Borrower covenants with Lender, which covenants shall survive the execution and delivery of this Agreement, that it will not without the prior written consent of Lender:

(a) Voluntarily or involuntarily cause or permit the placing of any lien, encumbrance, attachment, levy or other legal process against the Collateral other than in favor of [REDACTED].

(b) Sell, pledge, assign or otherwise dispose of any of its assets other than in the normal course of its business, or to [REDACTED].

(c) Create, incur, assume, suffer or permit to exist any indebtedness for borrowed money from any source other than Lender and [REDACTED].

(d) Permit or suffer to occur any change in the present ownership or control of Borrower from that which was disclosed to Lender on the date of this Agreement, except for any sale of certain assets of the [REDACTED].

(e) Make any loans or advances of money, credit or property to any other person or persons, entity or entities or invest in by capital contribution, loan, purchase or otherwise, any firm, corporation or person.

(f) Borrower will not make capital expenditures in excess of Two Hundred Thousand Dollars ($200,000.00), annually.

(g) Borrower will not make shareholder advances, loans, dividends or distributions or permit any withdrawals of any nature to its shareholders.

(h) Become or remain liable directly or indirectly in connection with the obligations, liabilities or duties of any person, firm, corporation or other entity, whether by guaranty, endorsement, agreement to supply or advance funds, agreement to maintain working capital or net worth, agreement to purchase or repurchase goods or services, whether or not such goods or services are actually acquired or otherwise, except that Borrower may endorse negotiable instruments for collection in the ordinary course of its business.

(i) Materially violate or fail to comply with any law, ordinance regulation, or legal requirement which would materially impair Borrower’s ability to comply with the terms and provisions of this Agreement, applicable to the Borrower, the Collateral and/or the operation of Borrower’s business.

(j) Enter into any merger, acquisition, consolidation or other corporate reorganization or other change in corporate structure.

(k) Make or permit to be made any material change in the nature, character or conduct of its business or discontinue or permit the discontinuance of its business as conducted on the date of this Agreement, except for the sale of the [REDACTED].

ARTICLE VIII. OTHER CONDITIONS PRECEDENT TO CLOSING ON THE LOAN

8.1 Landlord’s Waiver. Borrower, at its expense, shall cause to be delivered to Lender landlord’s waivers executed by the landlord or landlords of every premises occupied by Borrower as a tenant for the operation of its business (the “Landlord’s Waivers”).

8.2 Lien Searches. Lender, at Borrower’s expense, shall procure lien searches for the purpose of determining that the Collateral is free and clear of all liens and encumbrances as represented by Borrower to Lender in this Agreement and the loan documentation.

8.3 Payment of Commitment Fee, Expenses and Legal Fees Related to the Transaction Evidenced by this Agreement. Borrower shall pay to Lender, at the closing on the Loan, a commitment fee in the amount of Five Thousand Dollars ($5,000.00). Borrower shall pay all premiums for the insurance policies, all filing and recording fees for loan documentation referred to in this Agreement, and Lender’s counsel fees.

ARTICLE IX. DOCUMENTATION

9.1 Delivery of Documentation. Prior to the date of this Agreement, Borrower shall deliver or cause to be delivered to Lender, the following:

(a) Financial statements of Borrower.

(b) Certified copies of Borrower’s Articles of Incorporation and Bylaws.

(c) Evidence that all corporate action required to be taken by Borrower including, but not limited to, resolutions and unanimous consents has occurred as of the date of this Agreement.

(d) Subsistence Certificate for Borrower.

(e) Incumbency and signature certificate for Borrower dated within ten (10) days of the date of this Agreement.

(f) Evidence of Insurance Coverage.

(g) Landlord’s Waivers.

(h) Lien Searches.

9.2 Delivery of Loan Documentation. On the date of this Agreement, Borrower shall deliver or cause to be delivered to Lender the following loan documents:

(a) This Agreement.

(b) The Notes.

(c) Financing Statements.

(d) The Suretyships.

(e) The Mortgages.

(f) The Subordination Agreement.

ARTICLE X. DEFAULTS, UNCURED DEFAULTS AND REMEDIES.

10.1 Events of Default. An Event of Default is defined in this Agreement as:

(a) Failure of Borrower to pay any principal or interest on the Loan when due.

(b) Failure of Borrower to perform, keep and observe any covenant, condition, term or provision contained in this Agreement, the loan documentation referred to herein or in any other agreement, contract, instrument and/or loan documentation between Lender and Borrower.

(c) Any act of voluntary or involuntary bankruptcy, receivership, or reorganization of the affairs of Borrower which is not withdrawn or caused to be withdrawn within sixty (60) days of the date of such filing or occurrence.

(d) Failure by Borrower to fully perform, keep and observe any other material covenant, condition, term or provision under any agreement to which Borrower is a party with any other person or entity which, in the sole opinion of Lender, would have a material adverse effect on the financial condition of Borrower.

(e) Any misrepresentation on the part of Borrower under this Agreement or any loan documentation referred to in this Agreement or any materially incorrect or false written report or certification given or to be given by Borrower to Lender.

(f) Any materially erroneous or false financial statement made, given previously or to be given in the future by the Borrower to Lender.

10.2 Uncured Event of Default. An Uncured Event of Default is defined in this Agreement as:

(a) An Event of Default as set forth in subparagraphs (a), (b), and (d) of the preceding paragraph which Borrower has not cured or caused to be cured within fifteen (15) days after written notice is given by Lender to Borrower to cure or cause to be cured such Event of Default.

(b) An Event of Default as set forth in subparagraphs (e) and (f) of the preceding paragraph for which there is no cure period given.

10.3 Rights and Remedies Upon the Happening of an Uncured Event of Default. Upon the happening of an Uncured Event of Default, Lender shall have the following rights and remedies which may be exercised consecutively, concurrently, cumulatively and as many times as necessary for the payment to Lender of the unpaid principal balance and interest under the

Loan and payment of all principal and interest under any other obligation then owing, whether matured or unmatured, by Borrower to Lender:

(a) The right to accelerate the entire unpaid principal balance of all of the Loan and any other indebtedness, whether matured or unmatured, owing by Borrower to Lender and demand immediate payment thereof plus interest thereon.

(b) Exercise any right it maintains in this Agreement or any loan documentation referred to herein given to Lender including the right to increase the interest rate charged on any of the Loan to Lender’s Prime Rate above the highest interest rate then applicable under the Notes (the “Default Interest Rate”).

(c) The right, through its agents, employees or representatives and without obtaining the consent of Borrower, to go upon any premises owned by Borrower or leased by Borrower in which assets of Borrower are located and in which assets Lender maintains a security interest, to assemble such assets and repossess and remove the same from any such premises.

(d) Any right which it may have under any statute, in law or in equity.

ARTICLE XI. MISCELLANEOUS

11.1 Inspection and Field Audits by Lender. Borrower shall, at all times, without hindrance or delay, and during business hours and absent an Event of Default, with twenty-four (24) hours prior notice, permit any agent of Lender to inspect, audit or check or make abstracts from the books, records, receipts, correspondence, memoranda, or other papers and data, including computer data, relating to Borrower’s business and to generally audit all books and records of Borrower. The expense of such inspections or field audits shall be paid by Borrower. No notice is required from Lender when there has occurred an Event of Default as defined in this Agreement in which case, Lender shall immediately have the rights granted to Lender by Borrower in this Section 10.1 of the Agreement.

11.2 Late charges. If Borrower fails to pay any principal or interest payment on any of the Loan within fifteen (15) days of the due date of such payment, Lender may impose a late charge equal to five percent (5%) of the late payment.

11.3 Calculation of interest. The interest to be charged by Lender to Borrower under this Agreement shall be calculated for the actual number of days the unpaid principal balance of the Loan was outstanding based upon a three hundred sixty (360) day year.

11.4 Continuation of interest. The interest rate to be charged on the Loan shall continue as stated herein notwithstanding the maturity or acceleration of the repayment of the principal of the Loan or the entry of any judgment against Borrower under any instrument given by Borrower to Lender for the Loan or arising out of any action brought by Lender for collection of the Loan subject to Section 9.3 (b) of this Agreement.

11.5 Set-off. Upon the occurrence of an Uncured Event of Default, Lender shall have the right to set-off any monies or property of Borrower in Lender’s possession immediately without prior written notice to Borrower. However, Lender shall provide Borrower with prompt notice (either verbally or written) of the exercise of its right of set-off pursuant to this Agreement.

11.6 Payment of Fees and Costs. On the date of this Agreement, Borrower shall pay fees and costs related to the transactions evidenced by this Agreement including, but not limited to, attorney’s fees of Lender’s counsel.

11.7 Lender’s Waiver. Any waiver by Lender in the enforcement of any condition, covenant, provision or term contained in this Agreement or under any loan documentation referred to in this Agreement upon an Event of Default or Uncured Event of Default shall not waive Lender’s future rights to enforce any condition, covenant, provision or term hereunder or under said loan documentation upon the subsequent Event of Default or Uncured Event of Default.

11.8 Understandings of the Parties. This Agreement and the loan documentation referred to in this Agreement are the complete understandings between Lender and Borrower relating to the transactions referred to in this Agreement. Any amendment to this Agreement or any loan documentation referred to in this Agreement must be executed in writing by Lender and Borrower.

11.9 Notices. Any notice required hereunder shall be deemed made when sent postpaid, certified mail, return receipt requested to the following:

Lender:

Comdial Corporation

106 Cattlemen Road

Sarasota, FL 34232

Attention: Kenneth Clinebell, Chief Financial Officer

Borrower:

[REDACTED]

[REDACTED]

[REDACTED]

[REDACTED]

[REDACTED]

11.10 Background Section. The Background section of this Agreement is incorporated into the body of this Agreement by reference.

11.11 Headings. Any paragraph heading in this Agreement is for reference purposes only and shall not connote any meaning to this Agreement.

11.12 Incorporation of Documentation. All documentation referred to in this Agreement is incorporated herein by reference and this Agreement is incorporated by reference into all documentation referred to herein.

11.13 Nonassignability of this Agreement. Borrower shall not assign this Agreement or any portion thereof to any person or entity.

11.14 Severance. If any provision of this Agreement or any loan documentation referred to in this Agreement would be declared invalid, unenforceable or unconstitutional by any court of competent jurisdiction, then such provision shall be deleted herefrom or therefrom and all other provisions of this Agreement or any loan documentation referred to in this Agreement shall remain in effect.

11.15 Waiver of Jury Trial. Borrower hereby waives any and all right it may have to a trial by jury in any action, proceeding, counterclaim or other litigation whatsoever arising directly or indirectly out of or in any way connected with this Agreement or any loan documentation referred to herein or the relationship created thereby.

11.16 Governing law. This Agreement and all loan documentation referred to in this Agreement shall be governed by and interpreted under the laws, but not the conflict of laws, of the State of New York.

11.17 Forum. Any litigation arising from this Agreement or any documentation referred to in this Agreement shall be commenced only in the State of New York.

IN WITNESS WHEREOF and intending to legally bind themselves, their successors and assigns, Lender and Borrower have executed this Agreement the day and year first above written.

COMDIAL CORPORATION

By:
Name: Kenneth Clinebell
Title: Chief Financial Officer

[REDACTED] CORPORATION

By:
Name: [REDACTED]
Title: President

Attest:
Name:
Title: